                                                                   EXHIBIT 10.16


                         FIFTH AMENDMENT TO OFFICE LEASE


         THIS FIFTH AMENDMENT TO OFFICE LEASE (this "Fifth Amendment") is entered into as of the 21st day of March, 2002, by and between CRESCENT REAL ESTATE FUNDING VIII, L.P., a Delaware limited partnership ("Landlord"), and WEBLINK WIRELESS, INC., a Delaware corporation f/k/a Pagemart Wireless, Inc. ("Tenant").

                                    RECITALS:

         A. Landlord and Tenant executed that certain Office Lease dated November 26, 1996 (the "Original Lease"), covering certain space containing approximately 120,000 rentable square feet (the "Original Premises"), located on the first, seventh, eighth, ninth, tenth, eleventh and twelfth floors of an office building commonly known as 3333 Lee Parkway, and located at 3333 Lee Parkway, Dallas, Dallas County, Texas (the "Building").

         B. The Original Lease has been amended by (i) that certain First Amendment to Office Lease dated July 8, 1997 (the "First Amendment"), pursuant to which the Original Premises were redefined to consist of approximately 140,774 rentable square feet, located on the first, second, eighth, ninth, tenth, eleventh and twelfth floors of the Building; (ii) that certain Second Amendment to Office Lease dated September 15, 1997 (the "Second Amendment"), pursuant to which the Original Premises were expanded to include the fifth floor of the Building, containing approximately 20,194 rentable square feet (the "Expansion Space"); (iii) that certain Third Amendment to Office Lease dated July 24, 1998 (the "Third Amendment"), pursuant to which the Original Premises were redefined to consist of approximately 162,388 rentable square feet, located on the first, second, fifth, seventh, eighth, ninth, tenth, eleventh and twelfth floors of the Building (the "Redefined Premises"); and (iv) that certain Fourth Amendment to Office Lease dated February 1, 1999 (the "Fourth Amendment"), pursuant to which the Original Premises were redefined to consist of approximately 178,531 rentable square feet, located on the first, second, fourth, fifth, seventh, eighth, ninth, tenth, eleventh and twelfth floors of the Building.

         C. The Original Lease, as modified by the above-described amendments, is hereinafter referred to as the "Lease". Unless otherwise expressly provided herein, capitalized terms used herein shall have the same meanings as designated in the Lease.

         D. Tenant has filed a petition for reorganization under Chapter 11 of the Bankruptcy Code in the Northern District of Texas, Case No. 301-34275SAF-11 (the "Bankruptcy Court").

         E. Subject to Bankruptcy Court approval of this Fifth Amendment, Tenant desires to further amend, modify, and assume the Lease as amended herein.

                                   AGREEMENT:



         In consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby further amend and modify the Lease as follows:

         1. CONDITION PRECEDENT. The post-petition effectiveness of the Lease as amended by this Fifth Amendment is subject to the following conditions precedent: (i) Tenant shall have filed with the Bankruptcy Court a motion, in form acceptable to Landlord, to approve Tenant's assumption of the Lease as amended hereby (including the License Agreement attached as Exhibit A to the original Lease), authorize Tenant's payment to Landlord of $55,896.00 in pre-petition debt, authorize Landlord to retain the $190,000 security deposit in connection with Landlord's execution of this Fifth Amendment; (ii) an Order shall have been entered by the Bankruptcy Court authorizing Tenant to assume this Lease as amended by this Fifth Amendment (including the License Agreement attached as Exhibit A to the original Lease) and approving Tenant's assumption motion (the "Lease Approval Order"); (iii) Tenant agrees not to challenge Landlord's unsecured claim of $1,990,322.69 (calculated in accordance with Section 502(b)(6)(A) of the U.S. Bankruptcy Code), which represents the damages Landlord has asserted based on Tenant partial termination of the Lease; (iv) Tenant shall have filed a motion requesting authorization from the Bankruptcy Court to resolve the dispute between Tenant and T.D. Industries, Inc. and discharge the mechanics lien filed by T.D. Industries, Inc. in the amount of $6470.15 (the "Lien Amounts") for work performed on the Premises; and (v) an order shall have been entered by the Bankruptcy Court authorizing Tenant's payment of the Lien Amounts.

         2. PREMISES. The Premises is hereby modified and amended to reduce the current Rentable Area of the Premises from 178,531 rentable square feet (the "Original Premises") to 89,457 rentable square feet located on the first, second, tenth, eleventh and twelfth floors as reflected in the attached Exhibit "A" (the redefined "Premises"). This reduction in the Premises represents a reduction in 89,074 rentable square feet on the 1st, 4th, 5th, 7th, 8th and 9th floors (the "Returned Space") as reflected in the attached Exhibit "B".

         3. COMMENCEMENT DATE. The Commencement Date shall be the date the Lease Approval Order is entered by the Bankruptcy Court.

         4. LEASE TERM. The term of the Lease shall be the Commencement Date through January 31, 2010.

         5. BASIC RENTAL.

                  (a) Tenant agrees that it will cure the $55,896 pre-petition debt (the "PrePetition Amount") it owes to Landlord by paying such Pre-Petition Amount, in lump sum, within five (5) business days after the entry of the Lease Approval Order approving such payment. Tenant and Landlord acknowledge that payment of the Pre-Petition Amount does not diminish Landlord's unsecured claim of $1,990,322.69 in Tenant's Bankruptcy Case relating to the Returned Space.




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




                  (b) Effective as of the Lease Approval Order, the Lease is hereby modified and amended to provide that Basic Rental due and payable for the Premises during the Lease Term shall be:


                                                    Basic Rental
                                                    per Rentable               Monthly
Lease Months                                         Square Foot             Basic Rental
-----------------------------------------          ---------------          ---------------
Commencement Date to May 31, 2003                  $         18.95          $    141,267.51
-----------------------------------------          ---------------          ---------------
June 1, 2003 to May 31, 2004                       $         19.20          $    143,131.20
-----------------------------------------          ---------------          ---------------
June 1, 2004 to May 31, 2005                       $         19.70          $    146,858.58
-----------------------------------------          ---------------          ---------------
June 1, 2005 to May 31, 2006                       $         19.95          $    148,722.26
-----------------------------------------          ---------------          ---------------
June 1, 2006 to May 31, 2010                       $         20.20          $    150,585.95
-----------------------------------------          ---------------          ---------------



                  (c) The Basic Rental set forth above does not include the rental and charges set forth in the Rooftop License Agreement.

                  (d) Basic Rental for any partial month shall be pro-rated on a daily basis. All rental shall be payable in accordance with the terms and provisions of the Lease, as modified by this Fifth Amendment. Basic Rental for any partial month shall be pro-rated on a daily basis.

         6. SIGNAGE AND NAMING RIGHTS. Tenant hereby relinquishes all of its rights to designate the name of the Building. Footnotes 113 and 129 are hereby deleted from the Lease. Footnote 131(bb) is hereby amended to require Tenant to permanently remove its exterior signs currently located on the upper portion of the Building and to restore the areas of the Building to which the signage was affixed to their condition prior to the installation of the signage within sixty (60) days from Tenant's receipt of written notice from Landlord, but in no event sooner than sixty (60) days after the entry of the Lease Approval Order.

         7. SURRENDER OF RETURNED SPACE. On or before 11:59 p.m. of the thirtieth business day following the Commencement Date, Tenant shall peaceably surrender to Landlord the Returned Space, including the alterations, improvements and changes thereto other than Tenant's fixtures. Tenant shall surrender the Returned Space in the same condition as it was in on the Lease Commencement Date, subject only to ordinary and customary wear and tear. If any furnishings, equipment, furniture, trade fixtures or other removable equipment of Tenant are not removed from the Returned Space on or before 11:59 p.m. on the date which is the thirtieth day following the Commencement Date, then Tenant hereby grants to Landlord the option, exercisable at any time thereafter without the requirement of any notice to Tenant, (a) to treat such property, or any portion thereof, as being abandoned by Tenant to Landlord, whereupon Landlord shall be deemed to have full rights of ownership thereof; (b) to sell, give away, donate or dispose of as trash or refuse any or all of such property without any responsibility to deliver to Tenant any proceeds therefrom.

         8. FIRST RIGHT OF REFUSAL DELETED. Rider 301 to the Lease is hereby deleted.

         9. TERMINATION OPTION. Rider No. 501 of the Lease is hereby deleted in its entirety and replaced with the following:

         "Notwithstanding anything to the contrary set forth in the Lease, Tenant may terminate the Lease as part of a confirmed liquidation plan under Chapter 11 or a liquidation under Chapter 7, in which event, Landlord shall be entitled to a claim for lost rent which shall be limited to the greater of (i) twelve (12) months of Basic Rental and Additional Rental payments or (ii) fifteen percent (15%) of the remaining Lease obligation if the Lease had not been terminated prior to the expiration of the stated term to be computed from the date Tenant surrenders the Premises."

         10. BROKER: Tenant represents and warrants that in connection with the execution of this Fifth Amendment it has dealt directly with and only with the Staubach Company whose commission, if any, shall be paid by Tenant pursuant to a separate written agreement. Tenant shall indemnify and hold harmless Landlord and its designated property management firm, and their respective partners, members, affiliates, and subsidiaries, and all of their respective officers, directors, shareholders, employees, partners, members, representatives, and agents from and against all claims (including costs of defense and investigation) of any party including the Staubach Company claiming by, through or under Tenant in connection with this Fifth Amendment.

         11. TIME OF THE ESSENCE. Time is of the essence with respect to Tenant's execution and the Bankruptcy Court approval of the Lease as amended by this Fifth Amendment. If Tenant fails to obtain Bankruptcy Court approval to enter into this Fifth Amendment, and to thereafter execute and deliver a signed copy of this Lease as amended by this Fifth Amendment to Landlord by 5:00 p.m. (Dallas, Texas time), on February 15, 2001, it shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord's acceptance, execution and return of this document shall constitute Landlord's agreement to waive Tenant's failure to meet the foregoing deadline.

         12. BINDING EFFECT. Except as modified by this Fifth Amendment, the terms and provisions of the Lease (as previously amended) shall remain in full force and effect, and the Lease, as modified by this Fifth Amendment, shall be binding upon the parties hereto, their successors and permitted assigns. This Fifth Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant.

                  (Remainder of Page Intentionally Left Blank)

         EXECUTED as of the day and year first above written.



LANDLORD:                                                     TENANT:
CRESCENT REAL ESTATE FUNDING                                  WEBLINK WIRELESS, INC.,
VIII, L.P., a Delaware limited partnership                    a Delaware corporation

By:      CRE Management VIII, LLC
         a Delaware limited liability company
         its general partner                                  By: /s/ SANDRA D. NEAL
                                                                  -----------------------------
                                                              Name: Sandra D. Neal
                                                                    ---------------------------
         By: Crescent Real Estate                             Title: Senior Vice President
         Equities, Ltd., a Delaware                                  --------------------------
         corporation, its Manager

         By: /s/ [ILLEGIBLE]
            ----------------------------







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